Exhibit 99.1

Oxford Square Capital Corp. Announces Net Asset Value and Selected Financial Results for the Quarter Ended March 31, 2023 and Declaration of Distributions on Common Stock for the Months Ending July 31, August 31, and September 30, 2023

GREENWICH, CT – 5/2/2023 –Oxford Square Capital Corp. (NasdaqGS: OXSQ) (NasdaqGS: OXSQL) (NasdaqGS: OXSQZ) (NasdaqGS: OXSQG) (the “Company,” “we,” “us” or “our”) announced today its financial results and related information for the quarter ended March 31, 2023.

•	On April 25, 2023, our Board of Directors declared the following distributions on our common stock:

Month Ending	Record Date	Payment Date	Amount Per Share
July 31, 2023	July 17, 2023	July 31, 2023	$0.035
August 31, 2023	August 17, 2023	August 31, 2023	$0.035
September 30, 2023	September 15, 2023	September 29, 2023	$0.035

•	Net asset value (“NAV”) per share as of March 31, 2023 stood at $2.80, compared with a NAV per share on December 31, 2022 of $2.78.

•	Net investment income (“NII”), calculated in accordance with U.S. generally accepted accounting principles, was approximately $6.5 million, or $0.13 per share, for the quarter ended March 31, 2023, compared with approximately $6.5 million, or $0.13 per share, for the quarter ended December 31, 2022.

•	Total investment income for the quarter ended March 31, 2023 amounted to approximately $12.9 million, compared with approximately $11.9 million for the quarter ended December 31, 2022.

o	For the quarter ended March 31, 2023 we recorded investment income from our portfolio as follows:

▪	$8.3 million from our debt investments; and

▪	$4.6 million from our CLO equity investments and other income.

•	Our total expenses for the quarter ended March 31, 2023 were approximately $6.5 million, compared with total expenses of approximately $5.4 million for the quarter ended December 31, 2022.

•	As of March 31, 2023, the following metrics applied (note that none of these metrics represented a total return to shareholders):

o	The weighted average yield of our debt investments was 12.4% at current cost, compared with 11.9% as of December 31, 2022;
o	The weighted average effective yield of our CLO equity investments at current cost was 9.1%, compared with 8.4% as of December 31, 2022; and
o	The weighted average cash distribution yield of our cash income producing CLO equity investments at current cost was 15.3%, compared with 13.0% as of December 31, 2022.

•	For the quarter ended March 31, 2023, we recorded a net increase in net assets resulting from operations of approximately $6.3 million, consisting of:

o	NII of approximately $6.5 million; and
o	Net unrealized depreciation of approximately $220,000.

•	During the first quarter of 2023, we made investments of approximately $8.2 million, and received approximately $330,000 from repayments of investments.

•	Our weighted average credit rating was 2.2 based on total fair value and 2.5 based on total principal amount as of March 31, 2023, compared with a weighted average credit rating of 2.2 based on total fair value and 2.4 based on total principal amount as of December 31, 2022.

•	As of March 31, 2023, we had three debt investments (in one portfolio company) on non-accrual status, with a combined fair value of approximately $123,000. Also, as of March 31, 2023, our preferred equity investments in one of our portfolio companies were on non-accrual status, which had an aggregate fair value of approximately $5.1 million.

We will hold a conference call to discuss first quarter results today, Tuesday, May 2nd, 2023 at 9:00 AM ET. The toll-free dial-in number is 1-833-470-1428, access code number 088518. There will be a recording available for 30 days. If you are interested in hearing the recording, please dial 1-866-813-9403. The replay pass-code number is 465308.

A presentation containing further detail regarding our quarterly results of operations has been posted under the Investor Relations section of our website at www.oxfordsquarecapital.com.

OXFORD SQUARE CAPITAL CORP.

STATEMENTS OF ASSETS AND LIABILITIES

	March 31, 2023	December 31, 2022
	(unaudited)
ASSETS
Non-affiliated/non-control investments (cost: $500,195,807 and $495,000,997, respectively)	$314,599,117	$310,347,097
Affiliated investments (cost: $16,836,822 and $16,836,822, respectively)	5,070,307	4,349,818
Cash and cash equivalents	10,763,167	9,019,164
Interest and distributions receivable	4,047,953	3,492,716
Other assets	736,375	785,640
Total assets.	$335,216,919	$327,994,435
LIABILITIES
Notes payable – 6.50% Unsecured Notes, net of deferred issuance costs of $325,593 and $405,657, respectively	$64,044,632	$63,964,568
Notes payable – 6.25% Unsecured Notes, net of deferred issuance costs of $719,276 and $776,766, respectively	44,071,474	44,013,984
Notes payable – 5.50% Unsecured Notes, net of deferred issuance costs of $2,058,696 and $2,153,762 respectively	78,441,304	78,346,238
Securities purchased not settled	4,657,500	—
Base Fee and Net Investment Income Incentive Fee payable to affiliate	2,389,630	1,323,573
Accrued interest payable	1,216,109	1,216,109
Accrued expenses	557,122	458,001
Total liabilities	195,377,771	189,322,473

NET ASSETS
Common stock, $0.01 par value, 100,000,000 shares authorized; 49,885,954 and 49,844,796 shares issued and outstanding, respectively	498,859	498,447
Capital in excess of par value	434,871,321	434,737,950
Total distributable earnings/(accumulated losses)	(295,531,032)	(296,564,435)
Total net assets	139,839,148	138,671,962
Total liabilities and net assets	$335,216,919	$327,994,435
Net asset value per common share	$2.80	$2.78

OXFORD SQUARE CAPITAL CORP.

STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended March 31, 2023	Three Months Ended March 31, 2022
INVESTMENT INCOME
From non-affiliated/non-control investments:
Interest income – debt investments	$8,294,160	$5,250,149
Income from securitization vehicles and investments	4,379,495	4,441,195
Other income	268,143	174,526
Total investment income from non-affiliated/non-control investments	12,941,798	9,865,870
Total investment income	12,941,798	9,865,870
EXPENSES
Interest expense	3,085,366	3,085,366
Base Fee	1,159,646	1,606,503
Professional fees	335,880	344,522
Compensation expense	266,965	235,003
General and administrative	373,173	344,102
Total expenses before incentive fees	5,221,030	5,615,496
Net Investment Income Incentive Fees	1,229,984	—
Total expenses	6,451,014	5,615,496
Net investment income	6,490,784	4,250,374
Net change in unrealized (depreciation)/appreciation on investments:
Non-Affiliate/non-control investments	(942,790)	(13,690,696)
Affiliated investments	720,489	200,847
Total net change in unrealized depreciation on investments	(222,301)	(13,489,849)
Net realized gains:
Non-affiliated/non-control investments	—	1,042,286
Total net realized gains	—	1,042,286
Net increase/(decrease) in net assets resulting from operations	$6,268,483	$(8,197,189)
Net increase in net assets resulting from net investment income per common share (Basic and Diluted):	$0.13	$0.09
Net increase/(decrease) in net assets resulting from operations per common share (Basic and Diluted):	$0.13	$(0.16)
Weighted average shares of common stock outstanding (Basic and Diluted):	49,858,366	49,700,764
Distributions per share	$0.105	$0.105

FINANCIAL HIGHLIGHTS

	Three Months Ended March 31, 2023	Three Months Ended March 31, 2022
Per Share Data
Net asset value at beginning of period	$2.78	$4.92
Net investment income(1)	0.13	0.09
Net realized and unrealized gains/(losses)(2)	(0.00)	(0.25)
Net increase/(decrease) in net asset value from operations	0.13	(0.16)
Distributions per share from net investment income	(0.11)	(0.09)
Tax return of capital distributions(3)	—	(0.02)
Total distributions	(0.11)	(0.11)
Effect of shares issued/repurchased, gross	—	—
Net asset value at end of period	$2.80	$4.65
Per share market value at beginning of period	$3.12	$4.08
Per share market value at end of period	$3.16	$4.19
Total return based on market value(4)	4.42%	5.31%
Total return based on net asset value(5)	4.50%	(3.35)%
Shares outstanding at end of period	49,885,954	49,721,642

Ratios/Supplemental Data(8)
Net assets at end of period (000’s)	$139,839	$231,304
Average net assets (000’s)	$139,235	$237,950
Ratio of expenses to average net assets(6)	18.53%	9.44%
Ratio of net investment income to average net assets(6)	18.65%	7.14%
Portfolio turnover rate(7)	0.10%	10.09%

(1)	Represents per share net investment income for the period, based upon weighted average shares outstanding.
(2)	Net realized and unrealized gains/(losses) include rounding adjustments to reconcile change in net asset value per share.
(3)	Management monitors available taxable earnings, including net investment income and realized capital gains, to determine if a tax return of capital may occur for the year. To the extent the Company’s taxable earnings fall below the total amount of the Company’s distributions for that fiscal year, a portion of those distributions may be deemed a tax return of capital to the Company’s stockholders. The ultimate tax character of the Company’s earnings cannot be determined until tax returns are prepared after the end of the fiscal year. The amounts and sources of distributions reported are only estimates (based on an average of the reported tax character historically) and are not being provided for U.S. tax reporting purposes.
(4)	Total return based on market value equals the increase or decrease of ending market value over beginning market value, plus distributions, divided by the beginning market value, assuming distribution reinvestment prices obtained under the Company’s distribution reinvestment plan, excluding any discounts. Total return is not annualized.
(5)	Total return based on net asset value equals the increase or decrease of ending net asset value over beginning net asset value, plus distributions, divided by the beginning net asset value. Total return is not annualized.
(6)	Annualized.
(7)	Portfolio turnover rate is calculated using the lesser of the year-to-date cash investment sales and debt repayments or year-to-date cash investment purchases over the average of the total investments at fair value.
(8)	The following table provides supplemental performance ratios (annualized) measured for the three months ended March 31, 2023 and 2022:

	Three Months Ended March 31, 2023	Three Months Ended March 31, 2022
Ratio of expenses to average net assets:
Operating expenses before incentive fees	15.00%	9.44%
Net investment income incentive fees	3.53%	—%
Ratio of expenses, excluding interest expense to average net assets	9.67%	4.25%

About Oxford Square Capital Corp.

Oxford Square Capital Corp. is a publicly-traded business development company principally investing in syndicated bank loans and debt and equity tranches of collateralized loan obligation (“CLO”) vehicles. CLO investments may also include warehouse facilities, which are financing structures intended to aggregate loans that may be used to form the basis of a CLO vehicle.

Forward-Looking Statements

This press release contains forward-looking statements subject to the inherent uncertainties in predicting future results and conditions. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements. These statements are not guarantees of future performance, conditions or results and involve a number of risks and uncertainties. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements. These factors are identified from time to time in our filings with the Securities and Exchange Commission. We undertake no obligation to update such statements to reflect subsequent events, except as may be required by law.

Contact:

Bruce Rubin

203-983-5280

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